UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2006

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-24121	23-2900790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 E. Drinker Street, Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

(570) 346-7667

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 1.01. Entry into a Material Definitive Agreement

On July 26, 2006, the Registrant announced that First National Community Bank (the “Bank”), the Registrant’s wholly-owned subsidiary, and Harlesyville National Bank and Trust Company (“HNB”) entered into a Branch Purchase and Deposit Assumption Agreement (the “Agreement”). Pursuant to the Agreement, subject to final regulatory approval, the Bank will purchase all the assets and assume all the liabilities of HNB’s branch located at 1001 Main Street, Honesdale, PA 18431 (the “Branch”). The Bank expects the transaction to close in the 4th quarter of 2006. Consummation of such transactions is subject to fulfillment of a number of conditions, including, without limitation, the receipt of regulatory approvals. No assurance can be given that such conditions will be fulfilled or that such transactions will be consummated.

A press release announcing the proposed transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibits

99.1	Press Release dated July 26, 2006 regarding Registrant’s entering into agreement to purchase a branch in Honesdale, PA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.
(Registrant)

Dated: July 27, 2006	/s/ William Lance
William S. Lance
Treasurer and Principal Financial Officer